Exhibit 99.1

GigOptix Announces Listing on the NYSE Amex

San Jose, Calif. – April 23, 2012 – GigOptix, Inc. (OTCQX:GGOX) (“GigOptix”), a leading fabless supplier of semiconductor and optical components that enable high speed information streaming, announced that its common shares have been approved for listing on the NYSE Amex beginning on Wednesday April 25, 2012 under the ticker symbol “GIG”.

“We are very pleased with the listing of our shares on the NYSE Amex, as this represents another significant milestone on our company’s 2007 5 years planned road-map,” said Dr. Avi Katz, Chairman of the Board of Directors and CEO of GigOptix. “Since our inception as a true bootstrap entrepreneurship high-tech start-up and with no traditional funding to support the inception and growth, we have delivered strong growth in the market of high-speed end-to-end information streaming targeting telecom and datacom optical communications, ASIC and RF microwave and millimeter wave systems. We believe that our NYSE Amex listing will broaden our stockholder base, provide access to new sources of capital and give our long term loyal and supportive stockholders an efficient national exchange in which to trade.”

“We welcome GigOptix to the NYSE Euronext family of listed companies and onto the NYSE Amex,” said Scott Cutler, Executive Vice President, NYSE Euronext. “The NYSE Amex helps companies like GigOptix and its stockholders benefit from our superior trade execution, our relationships with institutional investors and our extensive suite of investor relations services. We look forward to building a strong and lasting relationship with GigOptix’s management and stockholders.”

About GigOptix

GigOptix is a leading fabless supplier of semiconductor and optical components that enable high-speed end-to-end information streaming over the network and address emerging high-growth opportunities in the communications, industrial, defense and avionics industries. The Company offers a unique broad portfolio of Drivers, TIAs and TFPSTM optical modulators for 40G and 100G fiber-optic telecommunications and data-communications networks, and high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz and drivers,. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions and enables product lifetime extension through its GigOptix Sunset Rescue Program. To learn more about GigOptix, visit www.gigoptix.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding growth, opportunities, continued traction, contracts, and improvement. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: whether the listing conditions for listing the Company’s common stock on the NYSE Amex remain satisfied until GigOptix common stock is listed on the NYSE Amex, factors that may affect the integration and results of GigOptix’ merger with Endwave, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to attract and retain qualified personnel, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, the ability to pursue and attract other M&A opportunities, further adjustment to the Endwave restructuring expenses, and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the company’s filings with the SEC, and in the company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the company as of the date hereof, and the company assumes no obligation to update any forward-looking statement.

For more information, contact:

Media:

GigOptix, Inc.

Parker Martineau, 408-522-3100

Corporate Communications Manager

pmartineau@gigoptix.com

or

Investor Relations:

The Blueshirt Group, LLC

Matthew Hunt, 415-489-2194

Account Manager

matt@blueshirtgroup.com